                                                                     Exhibit 3.2

                            ADOPTED JANUARY 29, 1999
                            ------------------------

                                RESTATED BY-LAWS

                                       OF

                               EXIDE CORPORATION

                                   ARTICLE I

                                    Offices

     Section 1.  Registered Office.  The registered office of the corporation in
     ---------   -----------------
the State of Delaware shall be at 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the corporation's registered agent at such address shall be The Corporation Trust Company. The registered office and/or registered agent of the corporation may be changed from time to time by action of the Board of Directors.

     Section 2.  Other Offices.  The corporation may also have offices at such
     ---------   -------------
other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            Meetings of Stockholders

     Section 1.  Date and Time of Annual Meetings.  The annual meeting of the
     ---------   --------------------------------
stockholders shall be held each year within one hundred eighty days after the close of the immediately preceding fiscal year of the corporation for the purpose of electing directors and conducting such other proper business as may come before the meeting.

     Section 2.  Special Meetings.  Special meetings of stockholders may be
     ---------   ----------------
called for any purpose and may be held at such time and place, within or without the State of Delaware, as shall be stated in a notice of meeting or in a duly executed waiver of notice thereof. Special meetings may be called at any time by the secretary at the request of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting.

     Section 3.  Place of Meetings.  The Board of Directors may designate any
     ---------   -----------------
place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made, or if a special meeting is otherwise called, the place of meeting shall be the principal executive office of the corporation.

     Section 4.  Notice.  Whenever stockholders are required or permitted to
     ---------   ------
take action at a meeting, written or printed notice stating the place, date, time, and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote at such meeting and to each director not less than 30 nor more than 60 days before the date of the meeting. All such notices shall be delivered, either personally or by mail, by or at the direction of the Board of Directors, the chairman, chief executive officer, president or the secretary, and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the corporation. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

     Section 5.  Stockholders List.  The officer having charge of the stock
     ---------   -----------------
ledger of the corporation shall make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     Section 6.  Quorum.  The holders of a majority of the outstanding shares of
     ---------   ------
capital stock, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by statute or by the Certificate of Incorporation. If a quorum is not present, the holders of a majority of the shares present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting to another time and/or place. When a quorum is once present to commence a meeting of stockholders, it is not broken by the subsequent withdrawal of any stockholders or their proxies.

     Section 7.  Adjourned Meetings.  When a meeting is adjourned to another
     ---------   ------------------
time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 8.  Vote Required.  When a quorum is present, the affirmative vote
     ---------   -------------
of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the question is one upon which by express provisions of an applicable law or of the Certificate of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.

     Section 9.  Voting Rights.  Except as otherwise provided by the General
     ---------   -------------
Corporation Law of the State of Delaware or by the Certificate of Incorporation of the corporation or any amendments thereto and subject to Section 3 of Article VI hereof, every stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of common stock held by such stockholder.

     Section 10.  Proxies.  Each stockholder entitled to vote at a meeting of
     ----------   -------
stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

     Section 11.  Proposed Business.  Except as may otherwise be required by
     ----------   -----------------
applicable law or regulation or be expressly authorized by the Board of Directors, a stockholder may make a nomination or nominations for director of the corporation at an annual meeting of stockholders or at a special meeting of stockholders called for the purpose of electing directors or may bring up any other matter for consideration and action by the stockholders at a meeting of stockholders only if the provisions of subsections (a), (b), (c), and (d) hereto shall have been satisfied. If such provisions shall not have been satisfied, any nomination sought to be made or other business sought to be presented by a stockholder for consideration and action by the stockholders at the meeting shall be deemed not properly brought before the meeting, is and shall be ruled by the chairman of the meeting to be out of order, and shall not be presented or acted upon at the meeting.

     (a) The stockholder must be a stockholder of record on the record date for such meeting entitled to vote thereat and must continue to be a stockholder of record at the time of such meeting.

     (b) The stockholder must, not later than the Notice Date (as defined below) as to any annual meeting, or within five days after the corporation has mailed to stockholders a notice of (or publicly announced, whichever occurs first) a special meeting of stockholders, deliver or cause to be delivered a written notice to the secretary of the corporation. The Notice Date as to any annual meeting shall be the 45th day before the date in the year of such meeting which corresponds with the date on which the corporation first mailed its proxy materials for the prior year's annual meeting. The notice shall specify (i) the name and address of the stockholder as they appear on the books of the corporation; (ii) the class and number of shares of the corporation which are beneficially owned by the stockholder; (iii) any material interest of the stockholder in the proposed business described in the notice; (iv) if such business is a nomination for director, each nomination sought to be made, together with the reasons for each nomination, a description of the qualifications and business or professional experience of each proposed nominee and a statement signed by each nominee indicating his or her willingness to serve if elected, and disclosing the information about him or her that is required by the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations promulgated thereunder to be disclosed in the proxy materials for the meeting involved if he or she were a nominee of the corporation for election as one of its directors; (v) if such business is other than a nomination for director, the nature of the business, the reasons why it is sought to be raised and submitted for a vote of the stockholders and if and why it is deemed by the stockholder to be beneficial to the corporation; and (vi) if so requested by the corporation, all other information that would be required to be filed with the Securities and Exchange Commission if, with respect to the business proposed to be brought before the meeting, the person proposing such business was a participant in a solicitation subject to
         Section 14 of the 1934 Act.

     (c) Notwithstanding satisfaction of the provisions of subsection (a) and
         (b), the proposed business described in the notice may be deemed not to be properly brought before the meeting if, pursuant to state law or to any rule or regulation of the Securities and Exchange Commission, it was offered as a stockholder proposal and was omitted, or had it been so offered, it could have been omitted, from the notice of, and proxy material for, the meeting (or any supplement thereto) authorized by the Board of Directors.

     (d) In the event such notice is timely given pursuant to subsection (b) and the business described therein is not disqualified pursuant to subsection (c), such business (i) may nevertheless not be presented or acted upon at a special meeting of stockholders unless in all other respects it is properly before such meeting; and (ii) may not be presented except by the stockholder who shall have given the notice required by subsection (a) or a representative of such stockholder who is qualified under the law of the State of Delaware to present the proposal on the stockholder's behalf at the meeting.

     Section 12.  Action by Unanimous Written Consent.  Unless otherwise
     ----------   -----------------------------------
restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting if the holders of all of the outstanding stock entitled to vote on such action consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the stockholders of the corporation.

                                  ARTICLE III

                                   Directors

     Section 1.  General Powers.  The business and affairs of the corporation
     ---------   --------------
shall be managed by or under the direction of the Board of Directors.

     Section 2.  Number, Election and Term of Office.  The number of directors
     ---------   -----------------------------------
which currently constitutes the Board of Directors is nine. The number of directors may be changed from time to time by resolution of the Board of Directors. The directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors. The directors shall be elected in this manner at the annual meeting of the stockholders. Each director elected shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

     Section 3.  Removal and Resignation.  Any director or the entire Board of
     ---------   -----------------------
Directors may be removed at any time with or without cause by the holders of a majority of the shares then entitled to vote at an election of directors. Any director may resign at any time upon written notice to the corporation.

     Section 4.  Vacancies.  Vacancies and newly created directorships resulting
     ---------   ---------
from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. Each director so chosen shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as herein provided.

     Section 5.  Annual Meetings.  Unless otherwise determined by resolution of
     ---------   ---------------
the Board of Directors, the annual meeting of each newly elected Board of Directors shall be held without other notice than this by-law immediately after, and at the same place as, the annual meeting of stockholders.

     Section 6.  Other Meetings and Notice.  Regular meetings, other than the
     ---------   -------------------------
annual meeting, of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the Board of Directors. Special meetings of the Board of Directors may be called by or at the request of the chairman, chief executive officer, president or a majority of the directors on at least 24 hours notice to each director, either personally, by telephone, by mail, by telecopy or by telegraph.

     Section 7.  Quorum, Required Vote and Adjournment.  A majority of the total
     ---------   -------------------------------------
number of directors shall constitute a quorum for the transaction of business. The vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 8.  Committees.  The Board of Directors may, by resolution passed
     ---------   ----------
by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the corporation, which to the extent provided in such resolution or these By-laws shall have and may exercise the powers of the Board of Directors in the management and affairs of the corporation except as otherwise limited by law. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

     Section 9.  Committee Rules.  Each committee of the Board of Directors may
     ---------   ---------------
fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum. In the event that a member and that member's alternate, if alternates are designated by the Board of Directors as provided in Section 8 of this Article III, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

     Section 10.  Compensation Committee.  The compensation committee shall
     ----------   ----------------------
consist of not fewer than two members of the Board of Directors as shall from time to time be appointed by resolution of the Board of Directors. No member of the Board of Directors who is an officer or an employee of the corporation or any subsidiary of the corporation shall be eligible to serve on the compensation committee. Action by the compensation committee shall require unanimous approval of the members of the compensation committee. The compensation committee shall review and, as it deems appropriate, make recommendations to the Board of Directors regarding salaries, compensation and benefits of executive officers and other key employees of the corporation and the establishment and administration of employee benefit plans. The compensation committee shall have and exercise all authority under any employee stock option and incentive plans (and, to the extent delegated by the Board of Directors, shall have the exclusive authority for adopting and administering certain of such plans) of the corporation as the committee therein (unless the Board of Directors by resolution appoints any other committee to exercise such authority), and shall otherwise advise and consult with the officers of the corporation as may be requested regarding managerial personnel policies.

     Section 11.  Audit Committee.  The audit committee shall consist of not
     ----------   ---------------
fewer than two members of the Board of Directors as shall from time to time be appointed by resolution of the Board of Directors. No member of the Board of Directors who is an officer or an employee of the corporation or any subsidiary of the corporation shall be eligible to serve on the audit committee. The audit committee shall review and, as it shall deem appropriate, recommend to the Board of Directors internal accounting and financial controls for the corporation and accounting principles and auditing practices and procedures to be employed in the preparation and review of financial statements of the corporation. The audit committee shall make recommendations to the Board of Directors concerning the engagement of independent public accountants to audit the annual financial statements of the corporation and the scope of the audit to be undertaken by such accountants.

     Section 12.  Nominating Committee. The nominating committee shall consist
     ----------   --------------------
of not fewer than two members of the Board of Directors as shall from time to time be appointed by resolution of the Board of Directors. No member of the Board of Directors who is an officer or an employee of the corporation or any subsidiary of the corporation shall be eligible to serve on the nominating committee. The nominating committee shall (a) in consultation with the chairman of the Board, consider and make recommendations to the full Board of Directors concerning the number and accountability of Board committees, committee assignments and committee membership rotation practices, (b) establish qualifications, desired backgrounds and selection criteria for nominees to the Board of Directors, (c) recommend to the full Board of Directors nominees for Board membership, (d) on an annual basis, conduct an evaluation of the effectiveness of the full Board of

Directors (but not of individual members) and the effectiveness of overall governance practices and guidelines, based on input from all Board members, and
(e) perform such additional duties as from time to time may be prescribed by the Board of Directors.

     Section 13.  Communications Equipment.  Members of the Board of Directors
     ----------   ------------------------
or any committee thereof may participate in and act at any meeting of such Board of Directors or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this section shall constitute presence in person at the meeting.

     Section 14.  Waiver of Notice and Presumption of Assent.  Any member of the
     ----------   ------------------------------------------
Board of Directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

     Section 15.  Action by Written Consent.  Unless otherwise restricted by the
     ----------   -------------------------
Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

                                   ARTICLE IV

                                    Officers

     Section 1.  Number.  The officers of the corporation shall be elected by
     ---------   ------
the Board of Directors and shall consist of a chairman, chief executive officer, president, chief financial officer, one or more vice-presidents, a secretary, a treasurer, a controller and such other officers and assistant officers as may be deemed necessary or desirable by the Board of Directors. Any number of offices may be held by the same person. In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable.

     Section 2.  Election and Term of Office.  The officers of the corporation
     ---------   ---------------------------
shall be elected annually by the Board of Directors at its first meeting held after each annual meeting of stockholders or as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

     Section 3.  Removal.  Any officer or agent elected by the Board of
     ---------   -------
Directors may be removed by the Board of Directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     Section 4.  Vacancies.  Any vacancy occurring in any office because of
     ---------   ---------
death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term by the Board of Directors then in office.

     Section 5.  Compensation.  Compensation of all officers shall be fixed by
     ---------   ------------
the Board of Directors, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the corporation.

     Section 6.  Chairman of the Board.  The chairman of the board shall preside
     ---------   ---------------------
at all meetings of the stockholders and Board of Directors at which he or she is present and shall have the powers and perform the duties incident to that position. The chairman of the board shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or as may be provided in these By-laws.

     Section 7.  The Chief Executive Officer.  Subject to the control of the
     ---------   ---------------------------
Board of Directors, the chief executive officer shall have general and active management of the business of the corporation and shall have supervisory power and authority over all officers and agents elected or appointed by the Board of Directors, and over the appointment or employment, functions, duties, removal or discharge of all other employees and agents of the corporation. Except where by law the signature of the president is required, the chief executive officer may sign and execute all instruments in the name of the corporation.

     Section 8.  The President.  The president shall be the chief operating
     ---------   -------------
officer of the corporation, and, under the direction of the chief executive officer, shall generally be responsible for the supervision and control of the corporation's internal affairs. The president shall, under the direction of the chief executive officer, be responsible for the internal administration of the corporation, including the supervision of all relations with all outside agencies and organizations with which the corporation comes into contact on a daily basis. The president may sign and execute all documents, agreements and instruments in the name of the corporation. The president shall perform such other duties and have such other powers as the Board of Directors may, from time to time, determine or these By-laws may prescribe.

     Section 9.  Executive Vice President.  It shall be the duty of the
     ---------   ------------------------
executive vice president (if any) to assist the chief executive officer and president in the administration, general management and direction of the corporation's business and affairs with respect to such matters as may be assigned to him or her by the chief executive officer, the president or the Board of Directors. Whenever the chief executive officer or the president are unable to serve, by reason of sickness, absence or otherwise, the regular powers and duties of their offices shall be exercised and performed by the executive vice president (if any) designated by the Board of Directors.

     Section 10.  Chief Financial Officer.  The chief financial officer of the
     ----------   -----------------------
corporation shall,
under the direction of the chief executive officer, be responsible for all financial and accounting matters and for the direction of the offices of treasurer and controller. The chief financial officer shall have such other powers and perform such other duties as the Board of Directors, the chief executive officer, or these By-laws may, from time to time, prescribe.

     Section 11.  Vice-presidents.  The vice-president, or if there shall be
     ----------   ---------------
more than one, the vice-presidents in the order determined by the Board of Directors, shall, in the absence or disability of the chief executive officer or the president, act with all of the powers and be subject to all the restrictions of the chief executive officer or the president as the case may be. The vice-presidents shall also perform such other duties and have such other powers as the Board of Directors, the chief executive officer, the president or these By-laws may from time to time prescribe.

     Section 12.  The Secretary and Assistant Secretaries.  The secretary shall
     ----------   ---------------------------------------
attend all meetings of the Board of Directors, all meetings of the committees thereof and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose. Under the chairman and president's supervision, the secretary shall give, or cause to be given, all notices required to be given by these By-laws or by law; shall have such powers and perform such duties as the Board of Directors, the chief executive officer, president or these By-laws may from time to time prescribe; and shall have custody of the corporate seal of the corporation. The secretary, or an assistant secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors, the chief executive officer and president or secretary may from time to time prescribe.

     Section 13.  The Treasurer and Assistant Treasurer.  The treasurer shall,
     ----------   -------------------------------------
under the direction of the chief financial officer, have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation; shall deposit all moneys and other valuable effects in the name and to the credit of the corporation as may be ordered by the Board of Directors; shall cause the funds of the corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and shall render to the chief executive officer, the president, the chief financial officer and the Board of Directors, at its regular meeting or when the Board of Directors so requires, an account of the corporation; shall have such powers and perform such duties as the Board of Directors, the chief financial officer or these By-laws may from time to time prescribe. If required by the Board of Directors, the treasurer shall give the corporation a bond (which shall be rendered every six years) in such sums and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of treasurer and for the restoration to the corporation, in case of death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the possession or under the control of the treasurer belonging to the corporation.

The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the Board of Directors, shall in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. The assistant treasurers shall perform such other duties and have such other powers as the Board of Directors, the chief financial officer or treasurer may, from time to time, prescribe.

     Section 14.  The Controller.  The controller shall, under the direction of
     ----------   --------------
the chief financial officer, have general charge, control, and supervision over the accounting and auditing affairs of the corporation. The controller or such persons as the controller shall designate shall have responsibility for the custody and safekeeping of all permanent records and papers of the corporation. The controller shall have responsibility for the preparation and maintenance of the books of account and of the accounting records and papers of the corporation; shall supervise the preparation of all financial statements and reports on the operation and condition of the business; shall have responsibility for the establishment of financial statements and reports on the operation and condition of the business; shall have responsibility for the establishment of financial procedures, records, and forms used by the corporation; shall have responsibility for the filing of all financial reports and returns, required by law; shall render to the chief executive officer, the chief financial officer or the Board of Directors, whenever they may require, an account of the controller's transactions; and in general shall have such other powers and perform such other duties as are incident to the office of controller and as the Board of Directors may from time to time prescribe.

     Section 15.  Other Officers, Assistant Officers and Agents.  Officers,
     ----------   ---------------------------------------------
assistant officers and agents, if any, other than those whose duties are provided for in these By-laws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board of Directors.

     Section 16.  Absence or Disability of Officers.  In the case of the absence
     ----------   ---------------------------------
or disability of any officer of the corporation and of any person hereby authorized to act in such officer's place during such officer's absence or disability, the Board of Directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.

                                   ARTICLE V

                   Indemnification of Directors and Officers

       Section 1.  Right to Indemnification.  Each person who was or is made a
       ---------   ------------------------
party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or an officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgment, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this Article V with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation.

       Section 2.   Right to Advancement of Expenses.  The right to
       ---------    --------------------------------
indemnification conferred in Section 1 of this Article V shall include the right to be paid by the corporation the expenses (including attorney's fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections 1 and 2 of this Article V shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

       Section 3.  Right of Indemnitee to Bring Suit.  If a claim under Section
       ---------   ---------------------------------
1 or 2 of this Article V is not paid in full by the corporation within sixty
(60) days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim.
If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation law. Neither the failure of the corporation (including its

Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article V or otherwise shall be on the corporation.

       Section 4.   Non-Exclusivity of Rights.  The rights to indemnification
       ---------    -------------------------
and to the advancement of expenses conferred in this Article V shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the corporation's Certificate of Incorporation, By-laws, agreement, vote of stockholders or disinterested directors or otherwise.

       Section 5.   Insurance.  The corporation may maintain insurance, at its
       ---------    ---------
expense, to protect itself and any director, officer, employee or agent of the corporation or another, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

       Section 6.   Indemnification of Employees and Agents of the Corporation.
       ----------   -----------------------------------------------------------
The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of Directors and officers of the corporation.


                                   ARTICLE VI

                             Certificates of Stock

     Section 1.  Form.  Every holder of stock in the corporation shall be
     ---------   ----
entitled to have a certificate, signed by, or in the name of the corporation by the chief executive officer, president or a vice-president and the secretary or an assistant secretary of the corporation, certifying the number of shares owned by such holder in the corporation. If such a certificate is countersigned (1) by a transfer agent or an assistant transfer agent other than the corporation or its employee or (2) by a registrar, other than the corporation or its employee, the signature of any such chief executive officer and president, vice-president, secretary, or assistant secretary may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the corporation. Shares of stock of the corporation shall only be transferred on the books of the corporation by the holder of record thereof or by such holder's attorney duly authorized in writing, upon surrender to the corporation of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization, and other matters as the corporation may reasonably require, and accompanied by all necessary stock transfer stamps. In that event, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate or certificates, and record the transaction on its books. The Board of Directors may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both, in connection with the transfer of any class or series of securities of the corporation.

     Section 2.  Lost Certificates.  The Board of Directors may direct a new
     ---------   -----------------
certificate or certificates to be issued in place of any certificate or certificates previously issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against the corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.

     Section 3.  Fixing a Record Date for Stockholder Meetings.  In order that
     ---------   ---------------------------------------------
the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     Section 4.  Fixing a Record Date for Other Purposes.  In order that the
     ---------   ---------------------------------------
corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

     Section 5.  Registered Stockholders.  Prior to the surrender to the
     ---------   -----------------------
corporation of the certificate or certificates for a share or shares of stock with a request to record the transfer of such share or shares, the corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner.

                                  ARTICLE VII

                               General Provisions

     Section 1.  Dividends.  Dividends upon the capital stock of the
     ---------   ---------
corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or any other purpose and the directors may modify or abolish any such reserve in the manner in which it was created.

     Section 2.  Checks, Drafts or Orders.  All checks, drafts or other orders
     ---------   ------------------------
for the payment of money by or to the corporation and all notes and other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation, and in such manner, as shall be determined by resolution of the Board of Directors or a duly authorized committee thereof.

     Section 3.  Contracts.  The Board of Directors may authorize any officer or
     ---------   ---------
officers, or any agent or agents, of the corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

     Section 4.  Loans.  The corporation may lend money to, or guarantee any
     ---------   -----
obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiary, including any officer or employee who is a director of the corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

     Section 5.  Fiscal Year.  The fiscal year of the corporation shall be fixed
     ---------   -----------
by resolution of the Board of Directors.

     Section 6.  Corporate Seal.  The Board of Directors shall provide a
     ---------   --------------
corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the corporation and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     Section 7.  Voting Securities Owned By Corporation.  Voting securities in
     ---------   --------------------------------------
any other corporation held by the corporation shall be voted by the chief executive officer, unless the Board of Directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

     Section 8.  Section Headings.  Section headings in these By-laws are for
     ---------   ----------------
convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

     Section 9.  Inconsistent Provisions.  In the event that any provision of
     ---------   -----------------------
these By-laws is or becomes inconsistent with any provision of the Certificate of Incorporation, the General Corporation Law of the State of Delaware or any other applicable law, the provision of these By-laws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

                                  ARTICLE VIII

                                   Amendments

     These By-laws may be amended, altered or repealed and new By-laws adopted at any meeting of the Board of Directors by a majority vote. The fact that the power to adopt, amend, alter or repeal the By-laws has been conferred upon the Board of Directors shall not divest the stockholders of the same powers.